Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Durata Therapeutics, Inc:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Short Hills, New Jersey

May 18, 2012